UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 23, 2008
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 N. Radnor Chester Road
Suite 300
Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Brian Anderson as Director
On January 29, 2008, the Company issued a issued a press release announcing the appointment of Brian Anderson to the Board, effective January 23, 2008.
In connection with his service as a director, Mr. Anderson will receive PolyMedix’s standard non-employee director cash and equity compensation. Consequently, Mr. Anderson will receive a pro rata portion of the $10,000 annual retainer for his service through the remaining portion of the 2008 term until the Company’s 2008 Annual Meeting of Stockholders, as well as a fee of $1,000 per Board meeting he attends. If appointed to serve on any committees of the Board, Mr. Anderson will also receive fees of $1,000 per committee meeting he attends.
Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Anderson automatically received an initial non-employee director stock option grant of 150,000 shares, with one third of this option vested on the grant date and the balance vesting in two equal annual installments thereafter. In addition, Mr. Anderson may, at the discretion of the entire Board, receive additional equity compensation awards.
A copy of the press release announcing the appointment of Mr. Anderson is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press release issued January 29, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
Date: January 29, 2008	By:	/s/ Edward Smith
		Name:	Edward Smith
		Title:	Vice President, Finance and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release issued January 29, 2008